EXHIBIT 99.1

Quantum Technologies Receives NASDAQ Delisting Notification

LAKE FOREST, Calif., March 24, 2016 / Globe Newswire / ‐‐ Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum” or the “Company”) (NASDAQ: QTWW), a leader in natural gas storage and delivery systems, integration and vehicle system technologies, today announced that that Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. The decision was reached by the staff under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1. The letter states that trading of the Company’s common stock will be suspended at the opening of business on Friday, April 1, 2016, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.
As stated in the letter, Nasdaq's delisting determination was based on: (i) the Company’s press release dated March 23, 2016, announcing it had filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code and associated public interest concerns raised by the filing; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market. The Company does not intend to file a plan to regain compliance or to appeal Nasdaq’s determination.
On March 17, 2016, the Company received a letter from Nasdaq notifying the Company that because the Company has yet to file its Annual Report on Form 10-K for the year ended December 31, 2015, the Company is not in compliance with the Nasdaq’s listing rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission. The notice also states that the Company has 60 days from the notice date to file a plan to regain compliance. The Company does not intend to file a plan to regain compliance.
The Company’s common stock may be immediately eligible to be quoted in the “Pink Sheets.” To be quoted on the Pink Sheets, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. There can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the Pink Sheets.

About Quantum: Quantum Fuel Systems Technologies Worldwide, Inc. is a leader in the innovation, development and production of natural gas fuel storage systems and the integration of vehicle system technologies including engine and vehicle control systems and drivetrains. Quantum produces one of the most innovative, advanced, and light‐weight compressed natural gas storage tanks in the world and supplies these tanks, in addition to fully‐integrated natural gas storage systems, to truck and automotive OEMs and aftermarket and OEM truck integrators. Quantum provides low emission and fast‐to‐market solutions to support the integration and production of natural gas fuel and storage systems, hybrid, fuel cell, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum is headquartered in Lake Forest, California, and has operations and affiliations in the United States, Canada, and India.
Forward Looking Statements: This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this report, other than those that are historical, are forward looking statements and can generally be identified by words such as "may," "could," "will," "should," "assume," "expect," "anticipate," "plan," "intend," "believe," "predict," "estimate," "forecast," "outlook," "potential," or "continue," or the negative of these terms, and other comparable terminology. Various risks and other factors could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements

EXHIBIT 99.1

The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
More information about the products and services of Quantum can be found at http://www.qtww.com/ or you may contact:
Quantum Investor Relations
Phone:  949-399-4555
Email:  ir@qtww.com